Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended December 31, 2009 and 2008,

the Quarter ended September 30, 2009 and

the Years Ended December 31, 2009 and 2008

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2009
Composite Materials	$94.9	$51.4	$56.3	$202.6
Engineered Products	42.2	21.6	0.2	64.0
Total	$137.1	$73.0	$56.5	$266.6
	52%	27%	21%	100%

Third Quarter 2009
Composite Materials	$86.4	$54.5	$54.9	$195.8
Engineered Products	41.1	20.0	0.2	61.3
Total	$127.5	$74.5	$55.1	$257.1
	50%	29%	21%	100%

Fourth Quarter 2008
Composite Materials	$107.1	$60.5	$68.7	$236.3
Engineered Products	36.1	16.6	0.5	53.2
Total	$143.2	$77.1	$69.2	$289.5
	49%	27%	24%	100%

Year Ended December 31, 2009
Composite Materials	$384.7	$220.5	$251.3	$856.5
Engineered Products	171.5	78.9	1.4	251.8
Total	$556.2	$299.4	$252.7	$1,108.3
	50%	27%	23%	100%

Year Ended December 31, 2008
Composite Materials	$530.7	$235.9	$308.7	$1,075.3
Engineered Products	179.6	66.0	4.0	249.6
Total	$710.3	$301.9	$312.7	$1,324.9
	54%	23%	23%	100%